                                                                     EXHIBIT 2.2


                CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                      OF

                    AMERICAN NATURAL FOODS MARKETING, INC.

                             A Nevada Corporation




     The undersigned being the President and the Secretary of AMERICAN NATURAL FOODS MARKETING, INC., a Nevada corporation, hereby certify that by majority vote of the Shareholders at the Annual Meeting of Shareholders held on November 17, 1997, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

     The undersigned further certify that the original Articles of Incorporation of AMERICAN NATURAL FOODS MARKETING, INC. were filed with the Secretary of State of Nevada on the 23rd day of November, 1996, as amended on the 16/th/ day of June, 1997 and filed with the Secretary of State of Nevada. The undersigned further certify that ARTICLE ONE of the Articles of Incorporation as filed on the 23/rd/ day of November, herein is amended to read as follows:

                                  ARTICLE ONE

     NAME AND BUSINESS ACTIVITIES. The name of the corporation shall be AQUATIC CELLULOSE INTERNATIONAL CORP. (hereafter referred to as the "Corporation"). The purpose of the Corporation shall be to engage in any lawful activity and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

     The undersigned hereby certify that they have executed this Certificate Amending the Article of Incorporation heretofore filed with the Secretary of State of Nevada.


Dated this 19/th/ day of November 1997


                                         ---------------------------------
                                         GARY ACKLES, President

[STAMP OF NOTARY PUBLIC]
                                         /s/ Shane Kerpan
                                         --------------------------------
                                         SHANE KERPAN, Secretary

                CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                      OF

                     AMERICAN NATURAL FOODS MARKETING, INC


     The undersigned, being the President and Secretary of AMERICAN NATURAL FOODS MARKETING, INC, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors at a meeting held on the 4 day of June, 1997, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.



     The undersigned further certify that the original Articles of Incorporation of AMERICAN NATURAL FOODS MARKETING, INC, were filed with the Secretary of State of Nevada on the 23/rd/ day of November, 1998. The undersigned further certify that ARTICLE THREE of the original Articles of Incorporation filed on the 23/rd/ day of November, 1998 herein is amended to read as follows:



                                 ARTICLE THREE
                                 -------------

     SHARES OF STOCK. The total number of authorized shares of the Corporation is 60,000,000 non-assessable shares, 50,000,000 shares of which shall be common stock with a par value of $0.001 per share, and 10,000,000 shares of which shall be preferred stock with a par value of $0.001 per share. The consideration for the issuance of shares may be paid in whole or in part, in money, labor, services, property, or other thing of value. When payment of the consideration for the shares has been received by the Corporation, such shares shall be deemed to be fully paid. The judgment of the board of directors as to the value of the consideration for the shares shall be conclusive.

     ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors.

     AUTHORITY OF THE BOARD OF DIRECTORS. Authority is hereby expressly granted to the board of directors to the limitations prescribed by law, to authorize the issue of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of each series the number of shares of such series, the voting powers, full or limited, preferences and relative, participating, optional or other special rights and the qualifications, limitations of restrictions thereof. The authority of the board of directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

                CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                      OF

                     AMERICAN NATURAL FOODS MARKETING, INC

                                   CONTINUED



       (a)    The number of shares of such series:

       (b)    The designation of such series;

       (c) The dividends of such series the conditions and dates upon which such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or non-cumulative;

       (d) Whether the shares of such series shall be subject to redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

       (e) The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

       (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation and, if provisions be made for conversion of exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

      (g) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions.

      (h) The restrictions, if any, on the issue or reissue of any Preferred Stock;

      (i) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of, the corporation; and

      (j) The extent, if any, to which any committee of the board of directors may fix the designations and any of the preferences or rights of the shares of such series relating to dividends, redemption, dissolution, and distribution of assets of the corporation or the conversion into or exchange of such shares for shares of any other class or classes of stock of the corporation or any other series of the same, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.

                CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                      OF

                     AMERICAN NATURAL FOODS MARKETING, INC

                                   CONTINUED

     The undersigned hereby certify that they have on this 16th day of June,
                                                          ------      ------
1997, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

/s/ James M. McKenzie
--------------------------------------
James M. McKenzie, President/Secretary



STATE OF    Oregon        )
        ------------------)
                          )SS:
COUNTY OF   Washington    )
         -----------------)

On this 16th day of June, 1997, before me, the undersigned, a Notary Public,
       ------      -----
personally appeared James M. McKenzie, known to me to be the person(s), whose
                   ------------------
name(s) are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.

/s/ [ILLEGIBLE]
---------------------------
Notary Public

          -----------------------

(SEAL)          [ILLEGIBLE]

          -----------------------

          FILED
  IN THE OFFICE OF THE       CERTIFICATE AMENDING ARTICLES OF INCORPORATION
SECRETARY OF STATE OF THE
    STATE OF NEVADA                               OF

     NOV 26 1997                 AMERICAN NATURAL FOODS MARKETING, INC.
  No. C4093-97
     ------------                          A Nevada Corporation
   [NAME ILLEGIBLE]
[ILLEGIBLE] SECRETARY OF STATE

     The undersigned, being the President and the Secretary of AMERICAN NATURAL FOODS MARKETING, INC., a Nevada corporation, hereby certify that by majority vote of the Shareholders at the Annual Meeting of Shareholders held on November 17, 1997, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

     The undersigned further certify that the original Articles of Incorporation of AMERICAN NATURAL FOODS MARKETING, INC. were filed with the Secretary of State of Nevada on the 23/rd/ day of November, 1996, as amended on the 16/th/ day of June, 1997 and filed with the Secretary of State of Nevada. The undersigned further certify that ARTICLE ONE of the Articles of Incorporation as filed on the 23/rd/ day of November, herein is amended to read as follows:

                                  ARTICLE ONE

     NAME AND BUSINESS ACTIVITIES. The name of the corporation shall be AQUATIC CELLULOSE INTERNATIONAL CORP. (hereafter referred to as the "Corporation"). The purpose of the Corporation shall [ILLEGIBLE] to engage in any lawful activity and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

     The undersigned hereby certify that they have executed this Certificate Amending the Article of Incorporation heretofore filed with the Secretary of State of Nevada.


DATED this 19/th/ day of November 1997.
                                             /s/    [ILLEGIBLE]
                                             ---------------------------
                                             [ILLEGIBLE], President

 [ILLEGIBLE]
Notary Public                                ---------------------------
 [ILLEGIBLE]                                 [ILLEGIBLE]